Exhibit 107

Calculation of Filing Fee Tables

Form S-3ASR

(Form Type)

Allegion Public Limited Company

Allegion US Holding Company Inc.

(Exact Name of Registrant as Specified in Its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Debt	Debt Securities of Allegion Public Limited Company	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Debt	Debt Securities of Allegion US Holding Company Inc.	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Debt	Guarantees of Debt Securities of Allegion Public Limited Company	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Debt	Guarantees of Debt Securities of Allegion US Holding Company Inc.	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Equity	Ordinary Shares, par value €1.00 per share, of Allegion Public Limited Company	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Equity	Preferred Shares, par value $0.001 per share, of Allegion Public Limited Company	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Equity	Depositary Shares of Allegion Public Limited Company	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Other	Share Purchase Contracts of Allegion Public Limited Company	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Other	Share Purchase Units of Allegion Public Limited Company	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Other	Warrants of Allegion Public Limited Company	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)

Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—			—	—	—	—

	Total Offering Amounts					—		—

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							—

(1)

An indeterminate number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered hereunder.

(2)

In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee. Any registration fee will be paid subsequently on a pay-as-you-go basis in accordance with Rule 457(r).